UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

PROLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13894 (Commission File Number)	34-1807383 (I.R.S. Employer Identification No.)

100 Gando Drive, New Haven, Connecticut 06513
(Address of principal executive offices, including zip code)

(203) 401-6450
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On May 30, 2008, Proliance International, Inc. (the “Company”) issued a press release , attached hereto as Exhibit 99.1,announcing that it had eliminated the over-advance on its credit facility as required by amendments to its credit agreement and that it had received a third preliminary insurance advance, in the amount of $10.7 million, related to automotive and light truck heat exchange inventory damaged by tornadoes and storms on February 5, 2008 at the Company’s central distribution facility in Southaven, Mississippi (the “Southaven Casualty”). The additional insurance proceeds, along with cash generated by operations were applied in accordance with the Company’s credit agreement to eliminate the borrowing base overadvance. The Company had previously received $21 million of preliminary insurance advances.

The Company is in the process of securing additional insurance advances with respect to the Southaven Casualty. The Company’s insurance policy covers losses of property and business interruption up to $80 million, which the Company believes should provide sufficient coverage with respect to the Southaven Casualty and related expenses.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits-The following exhibits are filed as part of this report:

99.1	Press release dated May 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: June 2, 2008	By:	/s/ Arlen F. Henock
Arlen F. Henock Executive Vice President and Chief Financial Officer